SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and ExchangeAct of 1934.

November 18, 2013

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800, Denver, Colorado	80203-4518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 7.01            REGULATION FD DISCLOSURE

Upcoming Events

The Company intends to participate in upcoming events. Updated investor presentations will be posted to the Company’s website at www.cimarex.com prior to the investor events. An updated presentation will be posted at 5:00 p.m. Eastern time on Monday, November 18, 2013.

Investor Conferences

Chairman and Chief Executive Officer Thomas E. Jorden will present at the Barclays Select Growth Conference on Wednesday, November 20, 2013, and the BAML 2013 Global Energy Conference on Thursday, November 21, 2013, at 11:15 a.m. Eastern time. The latter event will be webcast, and the live and archived webcast will be accessible on the Company’s website at www.cimarex.com.

All statements in the presentations, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: November 18, 2013	By:	/s/ Francis B. Barron
Francis B. Barron,
Senior Vice President and General Counsel